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EXHIBIT 10.26

RESTRICTED STOCK AWARD
under the 2004 Long-Term Incentive Plan of Fossil, Inc.

NOTICE OF GRANT

        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

        Name and Address of Employee

        You have been awarded Restricted Shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Restricted Stock Award, as follows:

Date of Grant
Vesting Commencement Date
Total Number of Shares Awarded

1.     Vesting Schedule:

        You will become vested in your Restricted Shares in accordance with this vesting schedule:

Vesting Date	Percentage of Shares Vesting

        The Restricted Shares will also become fully vested upon a Change in Control of the Company or upon your death.

RESTRICTED STOCK AWARD
under the 2004 Long-Term Incentive Plan of Fossil, Inc.

        This RESTRICTED STOCK AWARD (the "Award"), is effective as of                        ,            (the "Effective Date").

W I T N E S S E T H:

        WHEREAS, the Company has adopted the 2004 Long-Term Incentive Plan of Fossil, Inc. (the "Long-Term Incentive Plan"), effective as of the Effective Date (as defined in the Long-Term Incentive Plan), with the objective of advancing the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate key employees with additional incentives through the award of Restricted Shares of Common Stock of the Company;

        WHEREAS, the Long-Term Incentive Plan provides that Eligible Participants of the Company or its Subsidiaries, as determined in the judgment of the Committee, may be granted an Award of Restricted Shares of common stock, par value $.01 per share ("Common Stock"), of the Company; and

        WHEREAS, the Participant holds a position of responsibility within the Company and the Committee has determined that the Participant is a person whose performance can have a significant effect on the Company and its Subsidiaries;

        NOW, THEREFORE, the Employee identified in the Notice of Grant is hereby awarded shares of Restricted Stock in accordance with the following terms:

        1.     Grant of Award; Restricted Shares. Subject to the terms and conditions set forth in the Long-Term Incentive Plan, this Award and in the Notice of Grant, the Company hereby grants to the Employee an award of Restricted Shares specified in the Notice of Grant, subject to adjustment from time to time as provided in Section 14 of the Long-Term Incentive Plan.

        2.     Restrictions on Transfer. Stock certificates representing the Restricted Stock granted hereunder shall be registered in the Employee's name. Prior to the shares of Restricted Stock becoming vested, such certificates shall be held by the Company on behalf of the Employee and shall bear a legend to restrict transfer of the certificate until the Restricted Stock has vested, as set forth in Paragraph 3 hereof. The Employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, or pledged by the Employee until such share has vested in accordance with the terms hereof. In the event of Employee's termination of employment before all the Employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth herein, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Employee shall be returned to the Employee. At the time Restricted Stock vests (and upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all such restrictions.

        3.     Vesting. If the Employee remains continuously employed by the Company or a Subsidiary, the Restricted Stock shall vest in accordance with the vesting schedule set forth in the Notice of Grant (it being understood that the right to transfer the Restricted Shares shall be cumulative, so that the Employee may transfer on or after any such anniversary that number of Restricted Shares which the Employee was entitled to transfer but did not transfer during any preceding period or periods). Notwithstanding the vesting conditions set forth herein: (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock; and (ii) all the Restricted Stock shall vest upon a Change in Control of upon the death of the Employee.

        4.     Termination in Event of Nonemployment. In the event that the Employee ceases to be employed by the Company or any of its Subsidiaries for any reason other than death, the Restricted Shares granted pursuant to this Agreement shall be forfeited, except to the extent that they have vested and become transferable in accordance with the provisions of paragraph 3 on the date the Employee ceases to be so employed.

        5.     Assignability. The rights granted pursuant hereto shall not be assignable or transferable by the Employee other than in accordance with Section 13 of the Plan. No assignment of the rights herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

        6.     Section 83(b) Election. If Employee is subject to a "substantial risk of forfeiture" of the Restricted Shares granted hereunder, such Employee may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the date of grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Employee makes the Section 83(b) election, the Employee shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

        7.     Restrictions and Related Representations. Upon the acquisition of any Restricted Shares hereunder, the Employee may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Plan, the Notice of Grant or with this Award. In addition, the certificate or certificates representing any Restricted Shares issued hereunder will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such Restricted Shares.

        8.     Notices. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail. All notices by the Employee hereunder shall be directed to Fossil, Inc., Attention: Secretary, at the Company's then current address. Any notice given by the Company to the Employee hereunder shall be directed to him at his address on file with the Company. The Company shall be under no obligation whatsoever to advise or notify the Employee of the existence, maturity or termination of any rights hereunder and the Employee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Employee's rights or privileges hereunder.

        9.     Scope of Certain Terms. Whenever the term "Employee" is used herein under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 5 of this Agreement, it shall be deemed to include such person or persons. The term "Plan" as used herein shall be deemed to include the 2004 Long-Term Incentive Plan of Fossil, Inc. and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 5 of the Plan. Unless otherwise indicated, defined terms herein shall have the meaning ascribed to them in the Plan.

        10.   General Restrictions. This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        11.   Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

        12.   Amendments. The Committee shall have the authority to amend any Award to include any provision that, at the time of such amendment, is authorized under the terms of the Plan; provided, however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

        13.   Incorporation of the Plan. This Agreement is subject to the Plan, a copy of which has been furnished to the Employee herewith and for which the Employee acknowledges receipt. The terms and provisions of the Plan are incorporated by reference herein. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

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RESTRICTED STOCK AWARD under the 2004 Long-Term Incentive Plan of Fossil, Inc. NOTICE OF GRANT
RESTRICTED STOCK AWARD under the 2004 Long-Term Incentive Plan of Fossil, Inc.
W I T N E S S E T H